UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007 (February 9, 2007)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.03

Indenture for 6 3/4% Senior Notes due 2017.

On February 9, 2007, Greif, Inc. (the “Company”) issued $300,000,000 aggregate principal amount of its 6 3/4% Senior Notes due 2017 (the “Senior Notes”) under an Indenture dated as of February 9, 2007 (the “2017 Indenture”), between the Company and U.S. Bank National Association, as Trustee. The Senior Notes were offered and sold to the initial purchasers thereof without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions therefrom. The net proceeds from the sale of the Senior Notes were used to fund the purchase of the Subordinated Notes (defined below) in the Tender Offer (defined below), with remaining net proceeds to be available for general corporate purposes.

The Senior Notes are redeemable by the Company at any time in the manner specified in the 2017 Indenture at a price equal to 100% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest to the redemption date plus the “applicable premium” (as defined in the 2017 Indenture). In addition, if there is a “change of control” (as defined in the 2017 Indenture), holders of the Senior Notes will have the right to cause the Company to redeem their Senior Notes at a price equal to 101% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest to the redemption date. However, the terms of the Credit Agreement (as defined below) prohibit the Company from redeeming any of the Senior Notes at any time before the Senior Notes become due and payable or are otherwise required to be repaid or repurchased under the terms of the 2017 Indenture.

The 2017 Indenture contains covenants which, among other things, limit the ability of the Company and its “restricted subsidiaries” (as defined in the 2017 Indenture) to create liens on their respective assets to secure debt and to enter into sale and leaseback transactions, and limits the ability of the Company to merge or consolidate with another company. These covenants are subject to a number of limitations and exceptions as set forth in the 2017 Indenture.

The 2017 Indenture also contains events of default with respect to the following: failure by the Company to pay interest on the Senior Notes when due, which failure continues for 30 days; failure by the Company to pay the principal of, or premium, if any, on, the Senior Notes when due at its maturity or upon acceleration; failure by the Company or any of its restricted subsidiaries to comply with their obligations to redeem the Senior Notes at the option of the holders of the Senior Notes upon a change of control; subject to certain exceptions, the failure of the Company to perform any other covenants or warranties in the 2017 Indenture, which failure continues for 60 days, or, in the case of a failure to comply with the covenants on filing reports and other documents with the Securities and Exchange Commission as required by Sections 13 and 15(d) of the Securities Exchange Act of 1934, 90 days; and certain events of bankruptcy, insolvency or reorganization of the Company or a significant subsidiary.

Under the terms of a Registration Rights Agreement dated as of February 9, 2007, the Company has agreed to register under the Securities Act notes having terms identical in all material respects to the Senior Notes (the “Exchange Notes”) and to make an offer to exchange the Exchange Notes for the Senior Notes.

On February 9, 2007, the Company issued a press release announcing the issuance of the Senior Notes. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Supplemental Indenture for 8 7/8% Senior Subordinated Notes due 2012.

On January 11, 2007, the Company commenced an offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 8 7/8% Senior Subordinated Notes due 2012 (the “Subordinated Notes”). In connection with the Tender Offer, the Company solicited consents (the “Consent Solicitation”) to certain proposed amendments to the Subordinated Notes and to the Indenture dated as of July 31, 2002, as amended or supplemented from time to time (the “2012 Indenture”), among the Company, its subsidiary guarantors named therein, and The Bank of New York Trust Company, N.A., as Trustee, pursuant to which the Subordinated Notes were issued. The principal purpose of the proposed amendments was to eliminate substantially all of the restrictive covenants and certain events of default in the 2012 Indenture.

The requisite consents to amend the 2012 Indenture were received prior to the expiration of the Consent Solicitation at 5:00 p.m., New York City time, on January 25, 2007. The proposed amendments were then effected through the execution of a Third Supplemental Indenture dated as of January 26, 2007 (the “Supplemental Indenture”), among the Company, its subsidiary guarantors named therein, and The Bank of New York Trust Company, N.A., as Trustee. However, the Supplemental Indenture was to become effective only if and when the Company accepted and paid for the Subordinated Notes tendered in the Tender Offer.

As of the expiration of the Tender Offer at midnight, New York City time, on February 8, 2007, Subordinated Notes in the aggregate principal amount of $245,610,000, representing 99% of the outstanding Subordinated Notes, had been tendered to the Company.

On February 9, 2007, the Company accepted and paid for the Subordinated Notes tendered in the Tender Offer. In accordance with its terms, the Supplemental Indenture became operative on such date.

Amendment to Credit Agreement

The Company and certain of its international subsidiaries, as borrowers, are parties to a Credit Agreement (the “Credit Agreement”) with a syndicate of financial institutions, as lenders (the “Lenders”), that provides the Company with a $450.0 million revolving multicurrency credit facility. On February 9, 2007, the Company and Greif Spain Holdings, S.L. executed and delivered to the Lenders and Deutsche Bank AG New York Branch, as administrative agent for the Lenders, an amendment to the Credit Agreement (the “Amendment”), and the other borrowers under the Credit Agreement executed and delivered a Reaffirmation Agreement to the Credit Agreement. The purpose of the Amendment was to permit the issuance of the Senior Notes and the application of the proceeds as described above.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: February 15, 2007	By	/s/ Donald S. Huml
Donald S. Huml, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on February 9, 2009.